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                                                                   Exhibit 10.21

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is entered into as of the closing date of the share purchase transaction between 3Com Technologies and Shenzhen Huawei Investment & Holding Co., Ltd. (the "Effective Date"), by and between Huawei-3Com Co., Ltd. ("H3C"), a subsidiary of 3Com Corporation ("3Com") (together with H3C, the "Company") and Shusheng Zheng (the "Employee"). H3C is incorporated under the laws of Hong Kong with a principal place of business in Hangzhou, the People's Republic of China ("PRC").

     In consideration of the mutual covenants and promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Employment.

     The Company hereby agrees to employ the Employee and the Employee hereby accepts employment with H3C, on the terms and conditions set forth herein. The Employee shall have the title of Chief Operating Officer of H3C and will work primarily out of the Company's Hangzhou facility. At the Company's discretion and subject to the approval of the 3Com Board of Directors, the Employee may be designated by the Company as a Section 16 officer of 3Com, and thus would be subject to the reporting requirements of Section 16 of the U.S. Securities Exchange Act of 1934 and the regulations relating thereto. The Company reserves the right to change the Employee's employing entity, title, responsibilities, reporting relationship, and work location pursuant to the Company's business needs.

     The Employee understands and agrees that his position with Company is and will be a position of importance and trust. The Employee further understands and agrees that, in the course of and due to his employment with H3C, he will develop and/or have access to and responsibility for the Company's business secrets and proprietary and confidential information.

     During the Employee's period of employment with H3C, the Employee agrees to devote his full business efforts, time and attention to the business and interests of the Company and the Employee will fulfill his duties to the best of his abilities. The Employee understands and agrees to act in accordance with each of the Company's code of conduct, corporate guidance and ethics guidelines, conflict of interest policies and other Company policies and practices.

     The Employee hereby warrants that he is not a party to any contract, understanding, agreement or policy, written or otherwise, that would be breached by the Employee's entering into, or performing services under, this Agreement.

     2. Term of Employment. The Company hereby agrees to employ the Employee, and the Employee agrees to be employed by the Company, for a period of two (2) years from the Effective Date (the "Employment Term"), unless terminated earlier in accordance with the provisions below. Notwithstanding the above, the Employee's employment with the Company shall terminate upon the occurrence of any of the following:

          (a) The expiration of the Employment Term, unless the parties mutually agree in writing to continue the employment relationship;


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          (b) At the election of the Company based on a Valid Reason (as that term is defined in Section 5 below);

          (c) Immediately upon the Employee's death; or

          (d) At the election of either party upon not less than three (3) months' prior written notice of termination (or, if at the Company's election, pay in lieu thereof), subject to the provisions of Section 5 below.

     3. Compensation.

          (a) Base Salary. The Company will pay the Employee a base salary of 2,400,000 RMB annualized. The Company will pay the base salary periodically in accordance with H3C's normal payroll practices, subject to the applicable taxes, withholdings and deductions. The Employee's salary shall be subject to periodic review and adjustment by 3Com.

          (b) Annual Bonus. The Employee will be eligible to participate in H3C's discretionary bonus plan (the "Bonus Plan"), with an annualized bonus opportunity of 1,600,000 RMB. In 2007, the Bonus Plan shall be structured in a substantially similar way to the way it was structured by H3C in 2006. Payments under the Bonus Plan are discretionary and are based on various factors, including H3C and individual performance, and subject to approval by 3Com. Except as provided herein, the Bonus Plan is and will be subject to amendment or termination at any time at the Company's discretion.

          (c) Long-Term Incentive Plan. The Employee will be eligible to participate in a long-term incentive plan ("LTI Plan") to be designed by the Company. The provision of benefits under the LTI Plan will be discretionary and will be based on various factors, including Company and individual performance. At the Company's discretion, benefits under the LTI Plan may be payable in cash or 3Com equity.

          (d) Benefits. The Employee shall be eligible to participate in the H3C benefit programs that the Company establishes, the coverage and benefit levels of which will be substantially similar to those the Company makes available to its senior employees. All H3C benefit programs are subject to change, including termination, at the Company's discretion. As applicable to the benefit plans for which the Employee is eligible, and to the extent permitted under the provisions of those plans, the Employee's first day of employment with H3C will be used to determine his service period and the level of benefits for which the Employee is eligible.

          (e) Expenses. The Company will reimburse the Employee for reasonable travel, entertainment and other expenses incurred by the Employee in the furtherance of the performance of his duties on behalf of the Company, in accordance with the Company's business expense reimbursement policy, subject to amendment at the Company's discretion.

          (f) 3Com Equity. The Employee will receive a grant of 200,000 Restricted Stock Units of 3Com Corporation subject to the applicable Company policies and the necessary approvals (including the approval of the 3Com Board of Directors). If approved, the effective date of the grant will be the first Tuesday of the calendar month immediately following the Effective Date of this Agreement or, if the applicable NASDAQ market is closed on that date, the first trading day following that date. However, the grant shall not be deemed to have been accepted until the Employee has signed 3Com's standard grant agreement, the form and language of which shall be determined by 3Com in its sole discretion. The grant will be scheduled to vest in three (3) annual installments, with the initial vesting


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date on the first anniversary of the effective date of the grant, and the grant shall be subject to the terms and conditions of the 3Com Corporation 2003 Stock Plan, as amended.

          (g) Section 16 Officer Benefits. If designated as a Section 16 officer of 3Com, the Employee will be eligible to participate in benefit programs available to the Company's Section 16 officers including, without limitation, the Company's Section 16 Officer Severance Plan (the "Section 16 Plan"). In that event, on or about the effective date of the Employee's designation as a Section 16 Officer, the Employee will receive and be invited to execute (1) a Severance Benefits Agreement confirming his eligibility for severance benefits under the
Section 16 Plan and a copy of the Section 16 Plan, and (2) a Management Retention Agreement ("MRA") confirming his eligibility for severance benefits in the event of a Change of Control of the Company, as defined under the MRA. Any benefits payable under the Section 16 Plan or the MRA will be offset and reduced by any severance benefits for which the Employee is eligible under this Agreement.

     4. Termination of Employment. In the event that the Employee's employment with the Company terminates for any reason, the Employee will be entitled to any
(a) unpaid base salary earned through the Employee's last day of employment; (b) pay for accrued but unused annual leave; and (c) reimbursement for approved but unreimbursed business expenses. In addition, if the termination is at the Company's election without a Valid Reason, the Employee will be entitled to the severance benefits specified in Section 5, as well as vesting and payout of any remaining shares distributed pursuant to the Equity Appreciation Rights Plan adopted in October 2004 and modified in October 2005 by the H3C Board of Directors (the "EARP"), on the same terms and conditions as payable to other participants of the EARP. If the Employee terminates his employment with the Company voluntarily or the Company terminates his employment for a Valid Reason, the Employee shall not be eligible for any benefits under the EARP other than the shares, if any, vested pursuant to the terms and conditions of the EARP.

     5. Severance.

          (a) Termination Without Valid Reason. If the Company terminates the Employee's employment without a Valid Reason (as defined below), then the Employee shall be entitled to receive a severance payment equal to one (1) month of the Employee's base salary (not including incentive or other compensation) for each year of service with the Company, pro-rated for any period of service less than one (1) year; provided that the Employee signs and does not revoke an agreement (the "Release Agreement") which will include, without limitation: (i) a release of claims against the Company, its affiliates and representatives, and
(ii) a non-disparagement provision. The form and language of the Release Agreement shall be determined by the Company in its sole discretion. The severance payment will be paid in a lump sum in accordance with the Company's normal payroll policies and subject to applicable taxes and withholdings after the effective date of the Release Agreement. The Employee shall not be eligible for severance under this Agreement in the event that he voluntarily terminates employment with the Company or the Company terminates the Employee's employment for a Valid Reason. Any severance benefits the Employee is entitled to under this Section 5 shall be offset and reduced by any severance benefits that the Employee is entitled to under applicable statutory law.

          (b) For purposes of this Agreement, "Valid Reason" will mean:

               (i) The Employee's serious breach of the labor disciplines or other internal rules of the Company which are promulgated by the Company in accordance with applicable law;

               (ii) Any act of personal dishonesty taken by the Employee in connection with his responsibilities as an employee of the Company that the Company, in its sole discretion, believes has or will have a material detrimental effect on the Company's reputation or business;


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               (iii) Any prosecution of the Employee for a criminal offense;
and/or

               (iv) A breach of any fiduciary duty owed to the Company by the Employee that the Company, in its sole discretion, believes has or will have a material detrimental effect on the Company's reputation or business.

     6. Restrictive Covenant Agreement. In his work for the Company, the Employee will be given access to and/or will create confidential and proprietary information of the Company. The use of such information outside the scope of the Company's reasonable business needs or the disclosure of such information to persons, including other Company employees, without a valid business reason and appropriate protective measures could substantially harm the Company. Therefore, the Employee understands and agrees that, as a condition of his employment with the Company, he will be required to sign and abide by the terms and conditions of the Company's standard Restrictive Covenant Agreement, governing confidentiality, non-disclosure, inventions, and non-solicitation of employees, customers and vendors.

     7. Non-Competition and Non-Hire/Solicit. The Employee hereby understands and agrees that he shall be prohibited from (i) working for a Competitor (as defined below), (ii) soliciting to hire or hiring, directly or indirectly, any employee of the Company and/or (iii) engaging in business in competition with the business of the Company with any client, customer, account, distributor or vendor for a period of one (1) year following the termination of the Employee's employment with the Company for any reason (the "Restrictive Period").

     The Employee understands and agrees that, during the Restrictive Period, he will not (i) serve as an advisor, agent, consultant, director, employee, officer, partner, principal, director, licensor, proprietor or in any other capacity, whether paid or unpaid, of, (ii) have any ownership interest in (except for passive ownership of one percent (1%) or less of any entity whose securities are publicly traded) or (iii) participate in the organization, financing, operation, management or control of, any Competitor in any region in which the Company conducts business. For purposes of this Agreement, "Competitor" shall be defined as any business in competition with the Company's business, including any planned or reasonably foreseeable business, product or service, of the Company, as conducted during the course of the Employee's employment with the Company, including, without limitation, Huawei Technologies Co., Ltd., ZTE Corporation, Cisco Systems, Inc., Nortel Networks, Inc., Juniper Networks, Inc., and their respective subsidiaries and affiliates.

     In consideration for the Employee's promises and obligations under this
Section 7, the Company will pay to the Employee an amount equal to one (1) year of the Employee's base salary (not including incentive or other compensation) in effect as of the Employee's last day of employment with the Company. Payment of the amount referenced above shall be made periodically in accordance with the Company's normal payroll practices, subject to the applicable taxes and withholdings, over the one (1) year Restrictive Period.

     The Employee understands and agrees that if he breaches any of the preceding provisions of this Section 7, the Restrictive Period shall be tolled and shall be extended by the period of time during which the Employee remains in breach, in addition to any other rights and powers of the Company under this Agreement. The Employee understands and agrees the obligations not to compete, solicit, or hire contained in this Section 7 may be necessary to protect the Company's confidential and proprietary information and to preserve the Company's value and goodwill. The Employee further acknowledges that the time, geographic and scope limitations of the obligations under this Section 7 are reasonable, especially in light of the Company's desire to protect its confidential and proprietary information, and that the Employee will not be precluded from gainful employment if he is required not to compete with the


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Company as described above. If the scope of any restriction contained in this provision is found by any court of competent jurisdiction to be too long or broad, it shall be interpreted to the maximum extent enforceable.

     8. Assignment. This Agreement may not be assigned without the written consent of both parties, except that the Company may assign its rights and obligations under this Agreement to its successor upon its division, or upon its merger with or acquisition by another company. This Agreement will be binding upon and inure to the benefit of the parties' heirs, executors and successors.

     9. Severability. If any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement will continue in full force and effect without said provision.

     10. Integration. This Agreement, together with the Restrictive Covenant Agreement, constitutes the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral, including, without limitation, any prior offer letters issued to the Employee by the Company. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto. In entering into this Agreement, no party has relied on or made any representation, warranty, inducement, promise, or understanding that is not in this Agreement.

     11. Translation; English Version Controls. In the event that this Agreement, or any portion hereof, is translated into a language other than English by any person, and there is any conflict, disagreement, and/or misunderstanding regarding the meaning of any word(s) or provision(s) in this Agreement, the parties understand and agree that the English version of the Agreement shall be deemed the official version and shall control any such dispute.

     12. Survival. The Restrictive Covenant Agreement and the Company's and Employee's responsibilities under Sections 5 and 7, respectively, will survive the termination of this Agreement and the Employee's employment with the Company.

     13. Acknowledgment. The Employee acknowledges that he has had the opportunity to discuss this matter with and obtain advice from legal counsel, has had sufficient time to read, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

     14. Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

     15. Governing Law. This Agreement shall be governed by the laws and regulations at the location of the employee's service to the Company in the PRC. Any dispute arising from or in connection with this Agreement shall be resolved or adjudicated in accordance with the labor dispute resolution mechanism prescribed by relevant PRC law.


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     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by a duly authorized officer, as of the day and year written below.

HUAWEI - 3COM CO., LTD.                 SHUSHENG ZHENG


/s/ Neal D. Goldman                     /s/ Shusheng Zheng
-------------------------------------   ----------------------------------------
Neal D. Goldman
Director, Huawei-3Com Co., Ltd.
Senior Vice President,
Chief Administrative and
Legal Officer and Secretary,
3Com Corporation

3/5/07                                  3/5/07
DATE                                    DATE


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